UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19,  2015

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THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (“THG”) held its annual meeting of shareholders on May 19, 2015.  At that meeting, THG’s shareholders elected (i) P. Kevin Condron,  Cynthia L. Egan, Joseph R. Ramrath and Harriet “Tee” Taggart to serve as directors until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified; and (ii) Neal F.  Finnegan to serve as a  director until the 2016 annual meeting of shareholders and until his successor is duly elected and qualified.  At the annual meeting, THG’s shareholders also (1) approved an advisory vote on executive compensation, and (2) ratified the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2015.

The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
P. Kevin Condron	35,541,459	51,826	52,344	2,730,814
Cynthia L. Egan	35,523,459	70,683	51,487	2,730,814
Joseph R. Ramrath	35,081,904	509,086	54,639	2,730,814
Harriet “Tee” Taggart	35,374,393	218,888	52,348	2,730,814
Neal F. Finnegan	35,364,148	227,979	53,502	2,730,814

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,151,618	404,436	89,575	2,730,814

Item 3 – Ratification of Independent Registered Public Accounting Firm

22
Votes For	Votes Against	Votes Abstained
37,666,428	656,465	53,228

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: May 19, 2015	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President,
General Counsel